Exhibit (4)(f)

Execution Version

Amendment to

Management Contract

Dated as of March 1, 2024

THIS AMENDMENT is made as of March 1, 2024 between UBS SERIES FUNDS (formerly known as UBS Money Series), a Delaware statutory trust (“Trust”), and UBS ASSET MANAGEMENT (AMERICAS) LLC (formerly known as UBS Asset Management (Americas) Inc.) (“UBS AM”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

WHEREAS, the Trust and UBS AM have entered into a Management Contract dated as of January 25, 2017, as may be amended from time to time, with respect to Limited Purpose Cash Investment Fund, a series of the Trust (the “Agreement”);

WHEREAS, UBS AM has converted from a Delaware corporation to a Delaware limited liability company pursuant to Delaware statute, and has changed its name to “UBS Asset Management (Americas) LLC”; and

WHEREAS, the Trust’s Board of Trustees has approved an amendment to the Agreement to reflect such conversion;

NOW THEREFORE, the Agreement is hereby amended as follows:

1.	All references to UBS Asset Management (Americas) Inc. are hereby revised to UBS Asset Management (Americas) LLC.

2.

The first sentence of the first paragraph of the Agreement is hereby revised to read as follows: “This management contract (“Contract”) is made as of January 25, 2017, between UBS SERIES FUNDS (formerly known as UBS Money Series), a Delaware statutory trust (“Trust”), and UBS ASSET MANAGEMENT (AMERICAS) LLC (formerly known as UBS Asset Management (Americas) Inc.) (“UBS AM”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”).”

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:	UBS SERIES FUNDS, on behalf of its series, Limited Purpose Cash Investment Fund
/s/Joanne Kilkeary	/s/Mark E. Carver
Name: Joanne Kilkeary	Name: Mark E. Carver
Title: Treasurer	Title: President

Attest:	UBS Asset Management
(Americas) LLC

/s/Eric Sanders	/s/Keith A. Weller
Name: Eric Sanders	Name: Keith A. Weller
Title: Director and Associate General Counsel	Title: Executive Director and Deputy General Counsel